Exhibit 10.3
                                CBRL GROUP, INC.
                                       and
                                  SUBSIDIARIES

                            FY 2005 ANNUAL BONUS PLAN

                                    ARTICLE I
                                     General

         1.1 Establishment of the Plan. Pursuant to the 2002 Omnibus Incentive Compensation Plan (the "Omnibus Plan"), the Compensation and Stock Option Committee (the "Committee") of the Board of Directors of CBRL Group, Inc. (the "Company") hereby establishes this FY 2005 Annual Bonus Plan (the "ABP").

         1.2 Plan Purpose. The purpose of this ABP is to specify appropriate opportunities to earn an Annual Bonus in order to reward officers of the Company and of its subsidiaries for the Company's financial performance during fiscal year 2005 and to further align their interests with those of the shareholders of the Company.

         1.3 ABP Subject to Omnibus Plan. This ABP is established pursuant to, and it comprises a part of the Omnibus Plan. Accordingly, all of the terms of the Omnibus Plan are incorporated in this ABP by reference as if included verbatim. In case of a conflict between the terms and conditions of the ABP and the Omnibus Plan, the terms and conditions of the Omnibus Plan shall supersede and control the issue.

                                   ARTICLE II
                                   Definitions

         2.1 Omnibus Plan Definitions. Capitalized terms used in this ABP without definition have the meanings ascribed to them in the Omnibus Plan, unless otherwise expressly provided.

         2.2 Other Definitions. In addition, whenever used in this plan, the following terms have the meanings set forth below:

         (a) "Additional Performance Factor" is that portion of the Annual Bonus based upon the degree of achievement of 2005 Plan Income, revenue growth, and operating margins or store operating margins during the Company's 2005 fiscal year and it ranges from 100% to a high of 130% in the case of the Company, and to a high of 155% in the case of the Company's principal operating subsidiaries, calculated according to Schedule 1 attached to and part of this ABP.

         (b) "Annual Performance Bonus Component" is that portion of the Annual Bonus based upon the degree of achievement of Threshold Income during the Company's 2005 fiscal year and earned as follows:
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                  Percent of Threshold Income Achieved     Component
                  ------------------------------------     ---------
                           Less than Threshold Income      0
                           Threshold Income                60%
                           Ratably above Threshold
                              up to 2005 Plan Income       Between 60% and 100%
                           2005 Plan Income                100%

         (c) "Company Performance Factor" means a percentage resulting from adding the Quarterly Performance Bonus Component, if any, to the result obtained by multiplying the Additional Performance Factor by the Annual Performance Bonus Component.

         (d) "Individual Performance Factor" means a percentage resulting from measurement of the achievement of bonus factors established specifically for each Participant during the first 90 days of the Company's 2005 fiscal year.

         (e) "Performance Period" means the Company's 2005 fiscal year.

         (f) "Quarterly Objectives" means: in the case of the Company, consolidated net income and operating margin; and, in the case of the Company's principal operating subsidiaries, their operating income and operating margin.

         (g) "Quarterly Performance Bonus Component" is that portion of the Company Performance Factor of the Annual Bonus that is based upon achievement of Quarterly Objectives in each of the fiscal quarters during the Company's 2005 fiscal year. The Quarterly Performance Bonus Component provides an opportunity to earn a discrete bonus increment of up to 20% (if both quarterly objectives are achieved or exceeded for all four quarters) based on achievement of Quarterly Objectives established in the Company's FY 2005 Annual Plan. The Quarterly Objectives are either achieved or not, and there is no credit given for either partial achievement or over-achievement.

     --------------------------------------------------------------------------
                                Operating Income/Net Income    Operating Margin
     --------------------------------------------------------------------------

                                        Quarterly Bonus         Quarterly Bonus
      Goal Achieved for:                  Component                Component
     -------------------                  ---------                ---------
          One quarter                        0%                         0%
          Two quarters                      2.5%                       2.5%
          Three quarters                    5.0%                       5.0%
          Four quarters                    10.0%                      10.0%
     --------------------------------------------------------------------------

         (h) "Threshold Income" means: in the case of the Company, the Company's consolidated net income during fiscal year 2004; and, in the case of the Company's principal operating subsidiaries, each subsidiary's operating income in fiscal year 2004.

         (i) "Target Bonus" means an Award equal to a Participant's base salary at the end of the Company's 2004 fiscal year multiplied by that Participant's Target Percentage.
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         (j) "Target Percentage" means a percentage applicable to each
Participant that has been established by the Committee within the first 90 days of the Company's 2005 fiscal year or, in the case of new hires or Participants who are promoted, established at the time of hiring or promotion, consistent with those established for the same or similar position by the Committee within the first 90 days of the 2005 fiscal year.


                                   ARTICLE III
                          Eligibility and Participation

         3.1 Eligibility. The Participants in the ABP shall be those persons designated by the Committee during the first 90 days of the Company's 2005 fiscal year, and those hired or promoted during the fiscal year and at that time designated as Participants by the Committee.

                                   ARTICLE IV
                                     Awards

         4.1 Qualified Performance Measures. The Qualified Performance Measures for the ABP shall be a combination of the achievement of the Quarterly Objectives and Additional Performance Factor during the Company's 2005 fiscal year as specified in the Company's 2005 Annual plan and in this ABP.

         Payment of Awards. After the close of the Performance Period, the Committee shall certify in writing the achievement of the applicable Qualified Performance Measures and the amounts of any Awards payable to the Participants under all applicable formulas and standards. The Award due any Participant shall be calculated by multiplying that Participant's Company Performance Factor times the Individual Performance Factor times the Target Bonus. The Award amount shall be paid to each Participant within a reasonable time after certification of the achievement of the Qualified Performance Measures by the Committee.

                                    ARTICLE V
                            Termination of Employment

         5.1 Termination of Employment. Except upon death or disability, if, prior to the certification of the Award as set forth in Section 4.2, a Participant's employment is terminated or the Participant voluntarily resigns, all of the Participant's rights to an ABP Award for the Performance Period shall be forfeited. If a Participant's employment is terminated because of a Participant's death or disability, the Award shall be reduced to reflect only the period of employment prior to termination. The adjusted award shall be based upon the number of days of employment during the Performance Period. In the case of a Participant's disability, the employment termination shall be deemed to have occurred on the date the Committee determines that the disability has occurred, pursuant to the Company's then-effective group long-term disability insurance benefit for officers. The pro-rated Award thus determined shall be payable at the time specified in Section 4.2.
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